Exhibit 99.1

Press Release
General Inquiries: (713) 783-8000 www.sanchezmidstream.com

Sanchez Midstream Partners Reports

First-Quarter 2019 Financial Results

HOUSTON--(GLOBE NEWSWIRE)--May 9, 2019--Sanchez Midstream Partners LP (NYSE American: SNMP) (“SNMP” or the “Partnership”) today reported first-quarter 2019 results.  Highlights from the report include:

•	First-quarter 2019 net loss of $0.4 million, compared to net income of $15.6 million for fourth-quarter 2018 and net income of $1.4 million for first-quarter 2018;
•	First-quarter 2019 Adjusted EBITDA (a non-GAAP financial measure) of $18.6 million, compared to Adjusted EBITDA of $14.9 million for fourth-quarter 2018 and $18.6 million for first-quarter 2018;
•	The Partnership declared a first-quarter 2019 cash distribution on common units of $0.15 per unit ($0.60 per unit annualized), which is payable May 31, 2019 to holders of record May 22, 2019; and
•	First-quarter 2019 cash available for distribution (a non-GAAP financial measure) was $6.7 million, resulting in a distribution coverage ratio of approximately 2.5 times.

MANAGEMENT COMMENTARY

“The Partnership once again returned solid operating and financial results in first-quarter 2019,” said Gerry Willinger, chief executive officer of the general partner of SNMP.  “Despite a significant reduction in capital spending by Sanchez Energy Corporation (“Sanchez Energy”) heading into this year, oil and natural gas throughput volumes on the Western Catarina Midstream system showed only modest declines compared to fourth-quarter 2018, while up 25.7 percent and 3.6 percent, respectively, compared to first-quarter 2018.  The financial impact of the quarter-on-quarter throughput declines was offset by an increase in the rates charged for services provided on the non-dedicated portion of the Catarina asset and a decrease in the Partnership’s general and administrative expenses.  As a result, the Partnership’s Adjusted EBITDA for first-quarter 2019 came in at $18.6 million, up approximately 25 percent compared to fourth-quarter 2018.

“The Partnership’s financial performance during first-quarter 2019 placed us in a position to declare a distribution of $0.15 per common unit, which will be paid May 31, 2019 at approximately 2.5 times coverage.  We continue to monitor the progress of Sanchez Energy, however, as management works under its current capital spending plan to meet the company's drilling and development commitments, manage production declines and strengthen the company’s balance sheet.  As these initiatives progress, we continue to evaluate the various means available to us to return value to unitholders, which may include further reduction in cash distributions in favor of a more accelerated approach to reducing the Partnership’s leverage.”

Financial Results

The Partnership’s first-quarter 2019 revenues totaled $17.5 million.  First-quarter 2019 revenues include $17.9 million from the midstream activities of Western Catarina Midstream and the Seco Pipeline and $4.1 million from production activities.  The balance of the Partnership’s first-quarter 2019 revenues came from a gain on hedge settlements of $0.3 million offset by a loss on mark-to-market activities of $4.8 million), which is a non-cash item.

Earnings from Carnero G&P LLC (the “Carnero JV”) totaled $1.4 million for first-quarter 2019.  The Partnership expects to receive a cash distribution of over $3.5 million from the Carnero JV in May 2019 related to first-quarter 2019 activity.

On a GAAP basis, the Partnership reported a net loss of $0.4 million for first-quarter 2019, compared to net income of $15.6 million for fourth-quarter 2018 and net income of $1.4 million for first-quarter 2018.

Adjusted EBITDA was approximately $18.6 million for first-quarter 2019, compared to Adjusted EBITDA of $14.9 million for fourth-quarter 2018 and $18.6 million for first-quarter 2018.  Adjusted EBITDA is a non-GAAP financial measure that is defined below and reconciled in a table included with this press release.

liquidity Update

The Partnership had approximately $6.9 million in cash and cash equivalents as of March 31, 2019.

As of March 31, 2019, the Partnership had $178.0 million in debt outstanding under its credit facility, which has a current borrowing base of $303.1 million and an elected commitment amount of $210.0 million.  The midstream portion of the borrowing base is approximately $278.1 million, which results in the Partnership’s midstream collateral covering the $210.0 million elected commitment amount by more than 1.3 times.  The Partnership made a principal payment of $2.0 million in April 2019, resulting in $176.0 million in debt outstanding under the credit facility as of May 8, 2019.

HEDGE UPDATE

For 2019, the Partnership has hedged approximately 0.5 billion cubic feet of its natural gas production at an effective NYMEX fixed price of approximately $2.85 per million British thermal units and approximately 234 thousand barrels of its crude oil production at an effective NYMEX fixed price of approximately $60.46 per barrel.  The Partnership has additional hedges covering a portion of its production in 2020.  More information on the Partnership’s complete hedge position can be found in SNMP’s documents on file with the U.S. Securities and Exchange Commission (SEC) at www.sec.gov.

COMMON UNITS

The Partnership had 18,300,817 common units issued and outstanding as of May 8, 2019.

DISTRIBUTIONS

On May 3, 2019, the Partnership declared a first-quarter 2019 cash distribution on its common units of $0.15 per unit ($0.60 per unit annualized).  The Partnership also declared a first-quarter 2019 cash distribution to the holders of its Class B preferred units equal to $0.28225 per Class B preferred unit.

Based on first-quarter 2019 Adjusted EBITDA of $18.6 million, cash interest expense of $2.6 million, maintenance capital of $0.4 million, and $8.8 million in preferred distributions, the Partnership generated approximately $6.7 million in cash available for distribution during first-quarter 2019, resulting in a distribution coverage ratio of approximately 2.5 times.

Cash available for distribution is a non-GAAP financial measure that is defined below.  The Partnership’s calculation of cash available for distribution is provided in a table included with this press release.

About the Partnership

Sanchez Midstream Partners LP (NYSE American: SNMP) is a growth-oriented publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy related assets in North America.  The Partnership has ownership stakes in oil and natural gas gathering systems, natural gas pipelines and natural gas processing facilities, all located in the Western Eagle Ford in South Texas.

Additional Information

Additional information about SNMP can be found in our documents on file with the SEC which are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.

Non-GAAP FINANCIAL Measures

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), we use Adjusted EBITDA and cash available for distribution, non-GAAP financial measures, in this press release.  We believe that non-GAAP financial measures are helpful in understanding our past financial performance and potential future results, particularly in light of the effect of various transactions affected by us.  We define Adjusted EBITDA as net income (loss) adjusted by: (i) interest (income) expense, net, which includes interest expense, interest expense net (gain) loss on interest rate derivative contracts, and interest (income); (ii) income tax expense (benefit); (iii) depreciation, depletion and amortization; (iv) asset impairments; (v) accretion expense; (vi) (gain) loss on sale of assets; (vii) unit-based compensation expense; (viii) unit-based asset management fees; (ix) distributions in excess of equity earnings; (x) (gain) loss on mark-to-market activities; (xi) commodity derivatives settled early; (xii) (gain) loss on embedded derivatives; and (xiii) acquisition and divestiture costs.  We define cash available for distribution as Adjusted EBITDA less cash interest expense; cash distributions on preferred units; and maintenance capital.

Adjusted EBITDA and cash available for distribution are significant performance metrics used by our management to indicate (prior to the establishment of any cash reserves by the board of directors of our general partner) the distributions that we would expect to pay to our unitholders.  Specifically, these financial measures indicate to investors whether or not we are generating cash flows at a level that can sustain or support a quarterly distribution or any increase in our quarterly distribution rates.  Adjusted EBITDA and cash available for distribution are also used as quantitative standards by our management and by external users of our financial statements such as investors, research analysts, our lenders and others to assess: (i) the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; (ii) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and (iii) our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations.  The most directly comparable GAAP measure to Adjusted EBITDA and cash available for distribution is net income (loss).  Our non-GAAP financial measures of Adjusted EBITDA and cash available for distribution should not be considered as alternatives to GAAP net income (loss).  Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income (loss).  Adjusted EBITDA and cash available for distribution should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP.  Because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

For reconciliations of Adjusted EBITDA and cash available for distribution to net income (loss), the most comparable GAAP financial metric, please see the tables below.

Forward-Looking Statements

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered “forward–looking statements” as defined by the SEC.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; our acquisition strategy; our financing strategy; our ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; our future operating results; the ability of our partners to perform under our joint ventures and partnerships; our future capital expenditures; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by the management of our general partner.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate.  Important factors that could cause our actual results to differ materially from the expectations listed in the forward-looking statements include, among others, our ability to successfully execute our business, acquisition and financing strategies; the ability of our customers to meet their drilling and development plans on a timely basis, or at all, and perform under gathering, processing and other agreements; the creditworthiness and performance of our counterparties, including financial institutions, operating partners, customers and other counterparties; our ability to make, maintain and grow distributions; the ability of our partners to perform under our joint ventures and partnerships; the availability, proximity and capacity of, and costs associated with, gathering, processing, compression and transportation facilities; our ability to utilize the services, personnel and other assets of the sole member of our general partner (“Manager”) pursuant to a services agreement; Manager’s ability to retain personnel to perform its obligations under its shared services agreement with Sanchez Oil & Gas Corporation; our ability to access the credit and capital markets to obtain financing on terms we deem acceptable, if at all, and to otherwise satisfy our capital expenditure requirements; the timing and extent of changes in prices for, and demand for, natural gas, natural gas liquids and oil; our ability to successfully execute our hedging strategy and the resulting realized prices therefrom; the accuracy of reserve estimates, which by their nature involve the exercise of professional judgment and may, therefore, be imprecise; and other factors described in our most recent Annual Report on Form 10-K and any updates to those risk factors set forth in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  Our filings with the SEC are available on our website at www.sanchezmidstream.com and on the SEC’s website at www.sec.gov.  Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in forward-looking statements.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

PARTNERSHIP CONTACT

Charles C. Ward

Chief Financial Officer

ir@sanchezmidstream.com

(877) 847-0009

Sanchez Midstream Partners LP

Operating Statistics

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Gathering and Transportation Throughput:

Seco Pipeline
Natural gas (MMcf)	675	539	6,114

Western Catarina Midstream
Oil (MBbls)	1,291	1,354	1,027
Oil (MBbls/d)	14	15	11
Natural gas (MMcf)	14,141	15,302	13,653
Natural gas (MMcf/d)	157	166	152

Net Production in MBoe:

Total production (MBoe)	85	82	141
Average daily production (Boe/d)	944	891	1,567

Average Sales Price per Boe:

Net realized price, including hedges (1)	$51.58	$53.06	$44.24
Net realized price, excluding hedges (2)	$47.93	$53.32	$45.87

(1)	Excludes impact of mark-to-market gains (losses).
(2)	Excludes the impact of all hedging gains (losses).

Sanchez Midstream Partners LP

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	($ in thousands, except per unit amounts)

Oil, liquids, and gas sales	$4,384	$4,373	$6,238
Gathering and transportation sales	1,683	1,720	1,688
Gathering and transportation lease revenues	16,257	14,391	12,318
Gain (loss) on mark-to-market activities	(4,834)	9,399	(1,708)
Total revenues	17,490	29,883	18,536

Operating expenses:
Lease operating expenses	1,715	1,981	1,971
Transportation operating expenses	2,676	3,337	2,847
Cost of sales	—	—	—
Production taxes	183	203	322
General and administrative	4,749	6,460	5,165
Unit-based compensation expense (benefit)	635	(1,002)	1,438
Gain on sale of assets	—	(560)	—
Depreciation, depletion and amortization	6,429	6,307	6,628
Accretion expense	133	125	126
Total operating expenses	16,520	16,851	18,497

Other (income) expense:
Interest expense, net	2,786	2,796	2,599
Earnings from equity investments	(1,442)	(3,163)	(4,272)
Other (income) expense	(46)	(2,422)	270
Total expenses, net	17,818	14,062	17,094
Income (loss) before income taxes	(328)	15,821	1,442
Income tax expense	46	190	—
Net income (loss)	(374)	15,631	1,442
Less:
Preferred unit distributions	(8,838)	(8,837)	(8,750)
Preferred unit amortization	(697)	(651)	(531)
Net gain (loss) attributable to common unitholders	$(9,909)	$6,143	$(7,839)

Adjusted EBITDA (1)	$18,554	$14,865	$18,578

Net loss per unit
Common units - Basic	$(0.61)	$0.39	$(0.53)
Common units - Diluted	$(0.61)	$0.33	$(0.53)
Weighted Average Units Outstanding
Common units - Basic	16,173,858	15,708,244	14,738,528
Common units -Diluted	16,173,858	47,019,140	14,738,528

(1)	Adjusted EBITDA is a non-GAAP financial measure. For more information, see the NON-GAAP FINANCIAL MEASURES section of this press release.

Sanchez Midstream Partners LP

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018
	($ in thousands)

Current assets	$14,877	$13,886
Midstream and production assets, net	195,632	198,334
Other assets	267,042	274,465
Total assets	$477,551	$486,685

Current liabilities	$188,980	$10,809
Long-term debt, net of debt issuance costs	—	178,582
Other long-term liabilities	13,028	12,057
Total liabilities	202,008	201,448

Mezzanine equity	350,554	349,857

Partners' deficit	(75,011)	(64,620)
Total partners' deficit	(75,011)	(64,620)
Total liabilities and partners' capital	$477,551	$486,685

Sanchez Midstream Partners LP

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Cash Available for Distribution

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
	($ in thousands)

Net income (loss)	$(374)	$15,631	$1,442
Adjusted by:
Interest expense, net	2,786	2,796	2,599
Income tax expense	46	190	—
Depreciation, depletion and amortization	6,429	6,307	6,628
Accretion expense	133	125	126
Gain on sale of assets	—	(560)	—
Unit-based compensation expense (benefit)	635	(1,002)	1,438
Unit-based asset management fees	2,032	1,355	2,279
Distributions in excess of equity earnings	2,064	1,496	1,837
(Gain) loss on mark-to-market activities	4,803	(11,843)	1,978
Acquisition and divestiture costs	—	370	251
Adjusted EBITDA (1)	$18,554	$14,865	$18,578
Adjusted by:
Maintenance capital expenditures(2)	(400)	(400)	(400)
Cash interest expense	(2,582)	(2,447)	(2,300)
Cash distributions on preferred units	(8,838)	(8,837)	(8,750)
Cash available for distribution	$6,734	$3,181	$7,128

(1)	Adjusted EBITDA and cash available for distribution are non-GAAP financial measures. For more information, see the NON-GAAP FINANCIAL MEASURES section of this press release.
(2)

Represents estimated maintenance capital expenditures attributable to our controlling interest in our midstream and production assets. Maintenance capital expenditures are cash expenditures made to maintain, over the long-term, our operating capacity, operating income or asset base. Examples of maintenance capital expenditures are expenditures to develop and replace our oil and natural gas reserves as well as the repair, refurbishment and replacement of gathering and transportation assets, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.